EXHIBIT 99.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of Leahi Investment Trust and to the inclusion of our report dated October 17, 1996 to the Shareholders and Board of Trustees of Leahi Investment Trust.


                                              TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
January 20, 1997